UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2015

CloudCommerce, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

              0-13215                                                                                    30-0050402

(Commission File Number)                                          (I.R.S. Employer Identification No.)

1933 Cliff Drive, Suite 11, Santa Barbara, California                                              93109

(Address of principal executive offices)                                                     (Zip Code)

                                                            (805) 964-3313

(Registrant's telephone number, including area code)

                                                            Warp 9, Inc.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2.  FINANCIAL INFORMATION

ITEM 2.01  Completion of Acquisition or Disposition of Assets.

On October 1, 2105, CloudCommerce, Inc., a Nevada corporation ("CCI" or the "Company") closed the agreement and plan of merger (the "Agreement"), with Indaba Group, LLC, a Colorado limited liability company ("Indaba"), Warp 9, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the "Merger Sub"), and Ryan Shields, an individual holding outstanding membership interests of Indaba, Blake Gindi, an individual holding outstanding membership interests of Indaba, and Jack Gindi, an individual holding outstanding membership interests of Indaba (collectively, the "Sellers" or "Indaba Members"), pursuant to which  Indaba merged with and into the Merger Sub and the Merger Sub, as the surviving entity, changed its name to Indaba Group, Inc. ("IGI").  The Sellers will receive a total of two million dollars ($2,000,000.00) paid in the form of the issuance of ten thousand (10,000) shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock"), at a liquidation preference of two hundred dollars ($200.00) per share, which have the rights, preferences and privileges as set forth in the Certificate of Designation, the form of which is attached to this Report as Exhibit 3.1.

Effective as of the closing of the Agreement, the boards of directors of CCI and IGI each consist of five members, Ryan Shields, Blake Gindi, Andrew Van Noy, Zachary Bartlett, and Gregory Boden.  See Item 5.02 of this Report on Form 8-K for additional information regarding Ryan Shields and Blake Gindi.

IGI is headquartered in a 3,300 square foot facility at 2854 Larimer Street, Denver, Colorado.  IGI is engaged in the business of providing technology services and solutions specializing in enterprise software development, ecommerce, creative services, and customer experience management.  The services provided by IGI include the following: (i) enterprise solutions (business process analysis, cloud computing solutions and consulting, community management and marketing strategy, creative and branding services, custom application development, customer relationship management solutions and integration, enterprise application integration, enterprise content management systems, enterprise messaging and collaboration platform development, loyalty system development, mobile application development, social and gamification consulting, and platform development), (ii) e-commerce development (third party integrations, customer module development, data management and strategy, Ebay and Amazon integration, Ebay enterprise solutions, Magento enterprise custom deployment, Magento site audit, Magento site maintenance and support, Magento site upgrade, managed services, mobile ecommerce, multilingual/multicurrency, multisite/multistore, subscription and recurring billing payment solutions, Oro commerce, and BigCommerce), (iii) digital marketing analytics and reporting, audience insights, campaign management, community engagement, conversion rate optimization, and email marketing, and (iv) creative design (branding, discovery, graphic design, multisite/multistore, responsive design, and usability).

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

General.  On October 1, 2015, Ryan Shields and Blake Gindi were appointed as directors of CCI and IGI.

Effective as of October 1, 2015 and pursuant to the terms of the Agreement, Ryan Shields and Blake Gindi will be employees of IGI for two years.  Mr. Shields will serve as the chief executive officer of IGI.  Blake Gindi will serve as the chief technology officer of IGI.

Compensation Arrangements.

Effective as of October 1, 2015, CCI entered into an employment agreement with Ryan Shields pursuant to which Mr. Shields will serve as the chief executive officer of IGI in consideration for annual compensation in the amount of $175,000.  Mr. Shields is eligible to receive a bonus or bonuses during each year, as mutually determined by IGI and CCI.  During the term of the employment agreement, Mr. Shields may not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (in a private company), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in direct competition with the business of IGI or its affiliates.

Effective as of October 1, 2015, CCI entered into an employment agreement with Blake Gindi pursuant to which Mr. Gindi will serve as the chief technology officer of IGI in consideration for annual compensation in the amount of $175,000.  Mr. Gindi is eligible to receive a bonus or bonuses during each year, as mutually determined by IGI and CCI.  During the term of the employment agreement, Mr. Gindi may not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (in a private company), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in direct competition with the business of IGI or its affiliates.

Biographical Information.

Ryan Shields, age 37, co-founded Indaba in October 2010 and was its chief executive officer from its inception until Indaba's merger with the Merger Sub at which time he was appointed as the chief executive officer of IGI.  Mr. Shields brings experience in global payments, telecommunications, hospitality, fast moving consumer goods, and digital marketing, through his work at companies including VISA (UK) where he was a business analyst from 1999 to 2002, NTT/VERIO (UK) (from 2002 to 2004), Chez Bean Restaurant Group (South Africa) where he was the president from 2005 to 2007), and Moodia (UK) where he was the vice president of business development from 2006 to 2009.  From January 2009 until co-founding Indaba, Mr. Shields was an independent business development consultant to various digital companies.  Mr. Shields received a Bachelor of Business Administration degree from the University of South Africa in 2001.  He also received a diploma in management accounting and finance from The Business School of South Africa in 2006.

Blake Gindi, age 32, co-founded Indaba in October 2010 and was its director of eCommerce from inception until January 2014, and its chief technology officer from January 2014 until Indaba's merger with the Merger Sub at which time he was appointed as the chief technology officer of IGI.  Prior to co-founding Indaba, from 2006 to 2011, Mr. Gindi worked as an independent consultant to several agencies and merchants providing eCommerce and creative expertise in the areas of web development, project management, branding and advertising, graphic design, and search engine marketing solutions. Mr. Gindi received his Bachelor of Fine Arts degree in graphic design from Colorado State University in 2006 and his Associates of Applied Science degree in web design and interactive media from the Art Institute of Colorado in 2008.

SECTION 7.  REGULATION FD DISCLOSURE.

Press Release.  The information in this Item 7.01 of the Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section.  The information in this Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act regardless of any general incorporation language in such filing.

On October 6, 2015, the Company issued a press release.  The text of the press release is attached herewith as Exhibit 99.1.

SECTION 9.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)       Exhibits

3.1       Certificate of Designation for Series A Preferred Stock.

10.1     Statement of Merger between Indaba Group, LLC, a Colorado limited liability company, and Warp 9, Inc., a Delaware corporation.

10.2     Certificate of Merger of Domestic Corporation and Foreign Limited Liability Corporation between Warp 9, Inc., a Delaware corporation, and Indaba Group, LLC, a Colorado limited liability company.

10.3     Employment Agreement between Indaba Group, Inc., a Delaware corporation, and Ryan Shields.

10.4     Employment Agreement between Indaba Group, Inc., a Delaware corporation, and Blake Gindi.

99.1     Press Release, dated October 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLOUDCOMMERCE, INC.

_________________________

(Registrant)

Date: October 6, 2015

/s/  Andrew Van Noy.

Andrew Van Noy, Chief Executive

Officer and President